Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Arbinet Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended June 30, 2010 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2010	/s/ Shawn F. O’Donnell
Shawn F. O’Donnell
President and Chief Executive Officer (Principal Executive Officer)

Dated: August 11, 2010	/s/ Gary G. Brandt
Gary G. Brandt
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)